Exhibit 10.120
STOCK PURCHASE PLAN AND AGREEMENT
This Stock Purchase Plan and Agreement (this “Plan”) made this 13th day of August, 2008 by and between Morgan Stanley & Co. Incorporated (“Broker”) and Brocade Communications Systems, Inc., a Delaware corporation (“Purchaser”).
     WHEREAS, Purchaser has entered into a definitive agreement to purchase Foundry Networks(R), Inc. (Nasdaq: FDRY) (the “Target”) for consideration in the amount of a combination of $18.50 of cash plus 0.0907 shares of Brocade common stock in exchange for each share of Foundry common stock (the “Acquisition”).
     WHEREAS, Purchaser wishes to enter into this Plan for the purpose of establishing and adopting a written plan for trading securities that complies with the requirements of Rule 10b5-1(c)(1) under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).
     WHEREAS, Purchaser is establishing and adopting this Plan to provide for the orderly purchase of a certain amount of shares of common stock of Foundry Networks, Inc. (the “Stock”) prior to the consummation of the Acquisition; and
     WHEREAS, subject to the terms and conditions herein, Broker shall act as agent on behalf of Purchaser in connection with this Plan.
     NOW THEREFORE, the parties hereto agree as follows:
A. Purchaser’s Representations, Warranties and Covenants. Purchaser hereby represents and warrants to and agrees with Broker as follows:
     1. As of the date hereof, Purchaser is not aware of any material nonpublic information concerning itself, the Target, or any of its securities or any of the companies whose securities it purchases, including the Stock. Purchaser is entering into this Plan in good faith and not as part of a plan or scheme to evade compliance with the federal securities laws, including the provisions of Rule 10b5-1(c)(1)(ii). Subject to Purchaser’s right to terminate this Plan, Purchaser shall not alter or modify the terms of this Plan while aware of any material non-public information with respect to itself or its securities.
     2. During any Period (as defined on Exhibit A of this Plan), Purchaser shall not make any purchase of Stock or otherwise enter into or alter any corresponding or hedging transaction or position in the Stock that is or would become effective during the Period of this Plan, except for purchases of Stock by Broker, whether or not pursuant to this Plan, or in accordance with the Acquisition.
     3. Purchaser acknowledges and agrees that the execution and delivery of this Plan by Purchaser and the transactions contemplated by this Plan will not contravene applicable law or any material agreement or other instrument (including agreements relating to the Acquisition)

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binding on Purchaser or any judgment, order or decree of any governmental body, agency or court having jurisdiction over Purchaser. The transactions to be made by Broker for the account of Purchaser pursuant to this Plan will not violate Purchaser’s insider trading policies.
     4. Purchaser agrees to notify Broker orally or in writing at the addresses and facsimile numbers set forth in paragraph E.4 hereof as soon as practicable after Purchaser has knowledge of any material pending or threatened legal, contractual or regulatory restriction that would restrict, limit or prohibit the purchase of Stock pursuant to this Plan. Such notice shall indicate, to the extent then known by Purchaser, the anticipated onset and duration of the restriction, but shall not include any other information about the nature of the restriction or its applicability to Purchaser or Purchaser’s affiliates and shall not in any way communicate any material nonpublic information about the Purchaser or its securities to Broker. Any such notice received by Broker from Purchaser shall operate to, as indicated in such notice, suspend, amend or terminate this Plan.
     5. Purchaser understands that Broker may from time to time not be able to affect purchases of the Stock under the Plan due to market conditions or legal, regulatory or contractual restrictions applicable to Broker.
     6. Purchaser agrees that it shall not, directly or indirectly, communicate any material non-public information relating to itself, the Target, its securities or the securities of the companies whose securities it purchases, including the Stock, to any employee of Broker or its affiliates who is known by Purchaser to be involved, directly or indirectly, in executing this Plan at any time while this Plan is in effect.
     7. Purchaser agrees that, while this Plan is in effect, it shall comply with all laws, rules and regulations applicable in connection with the execution of this Plan and the transactions contemplated hereby.
     8. Purchaser acknowledges and agrees that, while this Plan is in effect, Purchaser does not have, and shall not attempt to exercise, directly or indirectly, any influence over how, when or whether to effect purchases of Stock pursuant to this Plan.
B. Implementation of the Plan
     1. Purchase instructions are set forth on Exhibit A of this Plan and shall be deemed a part of this Plan. Broker shall commence purchases under this Plan only during a Period (as defined on Exhibit A of this Plan) and may effect such purchases on any day during a Period that the principal market on which the Stock trades is open (each such a potential “Trading Day”) under the ordinary principles of best execution with no shares to be purchased during the term of this Plan other than in accordance with the guidelines and provisions set forth herein.
     2. Broker’s Execution. It is understood and agreed that the acceptance of Purchaser’s orders herein by Broker does not constitute a guarantee or other assurance of any kind that purchases of Stock can or will be made at any particular price on any Trading Day. Broker shall make purchases under this Plan under ordinary principles of best execution. Broker will not be

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liable for any failure to purchase Stock, or to purchase Stock at any particular price, on any Trading Day, so long as it exercises reasonable efforts in good faith to execute this Plan in accordance with its terms. Broker will comply with all applicable laws, rules and regulations in its execution of the Plan.
     3. Stock Splits, etc. The Aggregate Dollar Amount, Daily Purchase Limitation, Limit Price and Maximum Number of Shares (if applicable), each as defined on Exhibit A of this Plan, or any other applicable share references or price limits under applicable formulas and any other applicable provisions of this Plan shall be adjusted automatically on a proportionate basis to take into account any stock split, reverse stock split or stock dividend with respect to the Stock or any similar transaction with respect to the Stock that occurs during this Plan.
     4. Compensation. Purchaser will pay to Broker the fees and commissions set forth on Exhibit B attached hereto in connection with this Plan and the transactions contemplated hereby.
     5. Notification of Purchases. Broker will provide Purchaser, as soon as reasonably practicable but not less than daily, reports of purchases executed under this Plan, at the number or address set forth in section E.4 hereof.
     6. Amendment. Any alteration, suspension, or modification of this Plan by Purchaser will be made in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1. In particular, subject to Purchaser’s right to terminate this Plan, Purchaser shall not alter, suspend, or modify from the terms of this Plan while aware of any material non-public information with respect to itself or its securities. Any alteration, modification, or amendment of this Plan, other than a termination of this Plan (which may take effect at any time but shall be subject to Section C below), shall not take effect until sixty (60) days after the date the alteration, modification or amendment is adopted. Any alteration, modification or amendment of any plan with any other broker for purchase of Stock shall also be deemed an amendment of this Plan.
C. Termination or Suspension
     1. This Plan may not be terminated or suspended prior to the time designated pursuant to paragraph C.2 hereof, except that it may be suspended or terminated upon written notice at any time from Purchaser to the address or facsimile numbers set forth in paragraph E.4 hereof. Each such notice from Purchaser shall indicate whether the Plan is being suspended or terminated and, in the event of suspension, the expected duration of the suspension, but shall not in any way communicate any material nonpublic information about Purchaser or its securities to Broker.
     2. This Plan will automatically terminate on the earliest of (a) the date on which Broker receives notice of the commencement of any proceedings in respect of or triggered by any bankruptcy or insolvency of Purchaser; (b) the date of Broker’s election, upon any failure by Purchaser to pay for securities purchased hereunder; (c) the time at which the Maximum Number of Shares (if applicable) set forth in Exhibit A has been purchased under this Plan; (d) the time at

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which the Aggregate Dollar Limit (if applicable) set forth in Exhibit A has been purchased under this Plan; and (e) the Plan Expiration Date set forth in Exhibit A.
     3. Any termination of this Plan would require the Purchaser to enter into a new stock repurchase plan and agreement or other Rule 10b5-1 trading arrangement with Broker to resume purchases. Any new Rule 10b5-1 plan or arrangement entered into by the Purchaser after a termination shall not be effective until at least sixty (60) days from the date of termination of this Plan.
D. Limitation of Liability
     1. Notwithstanding any other provision hereof, neither Purchaser nor Broker shall be liable to the other for:
(a)	special, indirect, punitive, exemplary or consequential damages, or incidental losses or incidental damages of any kind, even if advised of the possibility of such losses or damages or if such losses or damages could have been reasonably foreseen, or

(b)	any failure to perform or to cease performance or any delay in performance that results from a cause or circumstance that is beyond its reasonable control, including but not limited to failure of electronic or mechanical equipment, strikes, failure of common carrier or utility systems, severe weather, market disruptions or other causes commonly known as “acts of God”.
     2. Purchaser has consulted with its own advisors as to the legal, tax, business, financial and related aspects of, and has not relied upon Broker or any person affiliated with Broker in connection with, Purchaser’s adoption and implementation of this Plan.
     3. Purchaser acknowledges and agrees that in performing its obligations under this Plan neither Broker nor any of its affiliates nor any of their respective officers, employees or other representatives is exercising any discretionary authority or discretionary control respecting management of Purchaser’s assets, or exercising any authority or control respecting management or disposition of Purchaser’s assets, or otherwise acting as a fiduciary (within the meaning of Section 3(21) of the Employee Retirement Income Security Act of 1974, as amended, or Section 2510.3-21 of the Regulations promulgated by the United States Department of Labor) with respect to Purchaser or Purchaser’s assets. Without limiting the foregoing, Purchaser further acknowledges and agrees that neither Broker nor any of its affiliates nor any of their respective officers, employees or other representatives has provided any “investment advice” within the meaning of such provisions, and that no views expressed by any such person will serve as a basis for investment decisions with respect to Purchaser’s assets.
     4. Purchaser agrees to indemnify and hold harmless Broker and its officers, directors, employees, agents and affiliates from and against any losses, liabilities, claims, damages and expenses (“Losses”), including but not limited to reasonable attorneys’ fees and the

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costs of investigating or defending any matter, arising out of or incurred in connection with this Plan, except to the extent Losses have resulted from the fraud, bad faith, gross negligence or willful misconduct of Broker.
E. General
     1. Purchaser and Broker acknowledge and agree that Broker is acting as broker for Purchaser in connection with this Plan and that Purchaser is a “customer” of Broker within the meaning of Section 741(2) of Title 11 of the United States Code (the “Bankruptcy Code”). Purchaser and Broker further acknowledge and agree that this Plan is a “securities contract,” as such term is defined in Section 741(7) of the Bankruptcy Code, entitled to all of the protections given such contracts under the Bankruptcy Code.
     2. This Plan constitutes the entire agreement between the parties and supercedes any prior agreements or understandings with respect to the subject matter hereof; provided that the terms and conditions of any agreement(s) governing Purchaser’s account(s) with Broker and its affiliates shall continue to apply with respect to the matters governed thereby and are hereby ratified and confirmed.
     3. This Plan may be amended by Purchaser and may be reinstated following any suspension only with the written consent of Broker.
     4. All notices to Purchaser and Broker under this Plan shall be given to all of the following persons in the manner specified by this Plan by telephone, confirmed immediately in writing by facsimile, email or overnight courier:

If to Purchaser:	Brocade Communications Systems, Inc.
ATTN: Richard Deranleau, Chief Financial Officer
1745 Technology Drive
San Jose, CA 95110
Phone: 408-333-8006
Fax: 408-333-6659

with copies to:	Brocade Communications Systems, Inc.
ATTN: Bill Schenher, Stock Administration
1745 Technology Drive
San Jose, CA 95110
Phone: 408-333-5663
Fax: 408-333-6659

and:	Brocade Communications Systems, Inc.
ATTN: Tyler Wall, General Counsel and Secretary
1745 Technology Drive
San Jose, CA 95110
Phone: 408-333-8000
Fax: 408-333-5630

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If to Broker:
All notices to Morgan Stanley under this Agreement shall be given to Morgan Stanley’s compliance office in the manner specified by this Agreement by telephone at (212) 762-6000, by facsimile at (212) 761-9709 or by certified mail to the address below:
Morgan Stanley & Co. Incorporated
Control Group
1221 Avenue of the Americas
New York, NY 10020
Attn: Dennine Bullard/Mathias Kramer
with a copy to:
Anthony Cicia
Morgan Stanley & Co. Incorporated
Legal Department
1221 Avenue of the Americas
New York, NY 10020
Facsimile: (212) 507-4338
     5. Each party’s respective rights and obligations under this Plan may not be assigned or delegated without the prior written permission of the other parties. Notwithstanding the foregoing, it is understood and agreed that Broker may utilize the services of brokers and other intermediaries in connection with making the purchases of Stock hereunder, without the consent of Purchaser.
     6. This Plan may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of this Plan by telecopier or facsimile transmission shall constitute due and effective delivery thereof.
     7. If any provision of this Plan is or becomes inconsistent with any applicable present or future law, rule or regulation, that provision will be deemed modified or, if necessary, rescinded in order to comply with the relevant law, rule or regulation. All other provisions of this Plan will continue and remain in full force and effect.
     8. All transactions contemplated under this Plan shall be effected in the State of New York. This Plan, and all transactions contemplated hereunder, shall be governed by and construed in accordance with the laws of the State of New York.

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     IN WITNESS WHEREOF, the undersigned have signed this Plan as of the date set forth in the first paragraph hereof.

BROKER:

Morgan Stanley & Co. Incorporated

Signature: /s/ Darrell R. Alfieri

Print Name: Darrell R. Alfieri
Title: Executive Director
Date: 8/13/08

PURCHASER:

Brocade Communications Systems, Inc.

Signature:

Print Name:

Title:

Date:

[Signature Page to Stock Purchase Plan and Agreement]

Exhibit A
1. Broker shall commence the purchase of shares of Stock under this Plan, in accordance with table below, beginning on the Commencement Date and shall continue until the Plan is terminated in accordance with paragraph C. of the Plan.
2. The following terms shall have the following meanings under the Plan and this Exhibit A:
“Aggregate Dollar Limit” means $250,000,000 of Stock (excluding fees).

“Commencement Date” means the start of the second business day following the day on which Purchaser notifies Broker that it has filed a current report on Form 8-K, Item 2.02 Results of Operations and Financial Condition, with the Securities and Exchange Commission (“SEC”), which includes Purchaser’s press release announcing its third quarter FY 2008 earnings.

“Daily Purchase Limitation” means purchases of no more than 25% of the 5-day trailing average trading volume of the Stock.

“HSR Notification Date” means the business day following the day on which Broker shall receive an email notification from Cooley Godward Kronish LLP that the waiting period for the HSR filing by Purchaser and Foundry shall have expired or been early terminated.

“Limit Price” means a price of NO GREATER THAN $18.47 per share of Stock.

“Maximum Number of Shares” means 14,000,000 shares of Stock.

“Plan Expiration Date” means the earlier to occur of (a) the date of the Foundry’s shareholders’ meeting at which the shareholders do not approve the Acquisition and (b) the date on which the closing of the Acquisition shall occur.
3. The Broker shall make the purchases under the Plan in accordance with the following table unless the Plan is terminated in accordance with paragraph C. of the Plan:

	Maximum Dollar Limit
	of Shares to be		Purchase
	Purchased in Period	Broker’s	Price	Share Purchase
Periods	(excluding fees)	Fees	Limitations	Limitations
Commencement Date until the date that Stock in the amount of the Maximum Dollar Limit is acquired	$60,000,000	$.03 per share	Limit Price	Daily Purchase Limitation; Maximum Number of Shares
HSR Notification Date until the date that Stock in the amount of the Maximum Dollar Limit is acquired	$190,000,000	$.03 per share	Limit Price	Daily Purchase Limitation; Maximum Number of Shares
Total	$250,000,000			14,000,000 shares of Stock

PURCHASER:

Brocade Communications Systems, Inc.

Signature:

Print Name:

Title:

Date:

ACKNOWLEDGED:

Morgan Stanley & Co. Incorporated

Signature: /s/ Darrell R. Alfieri

Print Name: Darrell R. Alfieri
Title: Executive Director
Date: 8/13/08
[Signature Page to Exhibit A to Stock Purchase Plan and Agreement]